                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of July 14, 2000, by and among: SBE, INC., a Delaware corporation ("Parent") and the shareholders of LAN MEDIA CORPORATION, a California corporation (the "Company"), identified on EXHIBIT A hereto (the
"Shareholders").

                                    RECITALS

         A. Parent, Telecom Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), the Company and the Shareholders have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger") and the Shareholders will have the right to receive shares of common stock of Parent. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement.

         B. Parent has agreed to provide the Shareholders with certain registration rights as more fully described herein.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

SECTION 1.  REGISTRATION

         1.1 REGISTRABLE SHARES. As used in this Agreement, "Registrable Shares" means the shares of Parent Common Stock issued to the Shareholders pursuant to the Merger Agreement and any shares of Parent Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization taking place after the Closing Date (as defined in the Merger Agreement); PROVIDED, HOWEVER, that Registrable Shares shall cease to be Registrable Shares when (i) a registration statement covering such Registrable Shares pursuant to Form S-3 shall have become effective under the Securities Act of 1933, as amended (the "1933 Act"), and such Registrable Shares shall have been disposed of in accordance with the Registration Statement, or (ii) such Registrable Shares may be transferred in full pursuant to Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144") in any single calendar quarter. The Shareholders desiring to sell shares pursuant to Rule 144 shall provide such Rule 144 representation letters in usual and customary form as may reasonably be requested by Parent's counsel to provide such opinion.

         1.2      REGISTRATION.

                  (a) On or prior to the 60-day anniversary of the Closing Date, Parent shall prepare and file with the Securities and Exchange Commission ("SEC") a registration statement pursuant to Form S-3 (the "Registration Statement") covering the resale of the Registrable


                                       1.

Shares. Parent shall provide the Shareholders with a reasonable opportunity to review and approve the Registration Statement prior to filing. Parent shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing, but in no event prior to the issuance by Parent of its earnings release for the quarter ending July 31, 2000.

                  (b) The Shareholders shall furnish such information as Parent may reasonably request in connection with the preparation of the Registration Statement. Upon the effectiveness of the Registration Statement with the SEC, pursuant to the terms of this Agreement, the Registrable Shares may be sold in accordance with the Registration Statement under the 1933 Act. Subject to the terms of this Agreement, Parent shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) the date on which all Registrable Shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement or (ii) eighteen months after the Closing Date, plus the amount of time, if any, that the Registration Statement is suspended pursuant to Section 4.

SECTION 2.  PARENT'S OBLIGATIONS

         In connection with the Registration Statement referred to in Section 1.2, Parent shall:

         2.1 REGISTRATION STATEMENT. Prepare and file with the SEC the Registration Statement with respect to the Registrable Shares and thereafter use commercially reasonable efforts to cause the Registration Statement to become and remain effective for the period set forth in Section 1.2.

         2.2 AMENDMENTS AND SUPPLEMENTS. Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period set forth in Section 1.2 and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of the shares of Parent Common Stock covered by the Registration Statement.

         2.3 COPIES OF OFFERING DOCUMENTS. Furnish to the Shareholders such numbers of copies of the Registration Statement, prospectus, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, such documents incorporated by reference in the Registration Statement and such other documents as the Shareholders reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares.

         2.4 MISLEADING PROSPECTUS. Promptly notify each Shareholder, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the 1933 Act, upon Parent becoming aware that the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and immediately thereafter use reasonable efforts to prepare and file with the SEC and furnish to each Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall


                                       2.

not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

         2.5 BLUE SKY FILINGS. Use its reasonable efforts to register and qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, PROVIDED THAT Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         2.6 NASDAQ FILING. Register and qualify the securities covered by the Registration Statement to be included for quotation on the Nasdaq National Market.

         2.7 TRANSFER AGENT. Provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities.

SECTION 3.  THE SHAREHOLDERS' OBLIGATIONS

         In connection with the registration statement referred to in Section 1.2, the Shareholders shall each:

         3.1 OTHER DOCUMENTS AND INFORMATION. Complete, execute, acknowledge and/or deliver such questionnaires, custody agreements, underwriting agreements (if the registration is underwritten) and other documents, certificates and instruments as are reasonably required by and customarily provided to Parent or any underwriter(s) and are otherwise necessary in connection with the registration and offering. Each Shareholder shall promptly provide to Parent such information concerning such Shareholder, their ownership of Parent's securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by Parent.

         3.2 CESSATION OF OFFERING. Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.4, immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such shares until the Shareholders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4, and, if so directed by Parent, deliver to Parent all copies of the prospectus covering such Registrable Shares in such Shareholder's possession at the time of receipt of such notice.

         3.3 NO PRELIMINARY PROSPECTUS. No Shareholder and no person or entity acting on any Shareholder's behalf (other than an underwriter selected by Parent or approved by Parent) shall offer any Registrable Shares by means of any preliminary prospectus.

         3.4 "MARKET STAND-OFF" AGREEMENT. Each Shareholder hereby agrees that he or she shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Registrable Shares held by such Shareholder for a period of one year following the Closing Date (the "Restriction"); PROVIDED, HOWEVER, that the Restriction shall lapse as to 25% of each


                                       3.

Shareholder's Registrable Shares on the 91st day after the Closing Date,
25% of each Shareholder's Registrable Shares on the 181st day after the Closing Date, 25% of each Shareholder's Registrable Shares on the 270th day after the Closing Date and the remainder of each Shareholder's Registrable Shares on the 365th day after the Closing Date. In the event that the Registration Statement is suspended pursuant to Section 4, the Restriction shall continue to lapse in accordance with the schedule set forth above. Each Shareholder agrees to execute and deliver such other agreements as may be reasonably requested by Parent or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

SECTION 4.  LIMITATIONS

         4.1 OTHER TRANSACTIONS. Parent shall not be obligated to effect a registration pursuant to Section 1, or to file any amendment or supplement thereto, and may suspend the Shareholders' rights to make sales pursuant to an effective registration pursuant to Section 1, at any time when Parent, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would (i) materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto or (ii) be seriously detrimental to Parent and its stockholders, in which event (under clause (i) or (ii) above) Parent's sole relief from its registration obligations is the right to defer filing of a registration statement (or to suspend the Shareholders' rights to make sales pursuant to an effective registration pursuant to Section 1) for a period of not more than 60 days; PROVIDED, HOWEVER, that Parent shall not utilize the right described in this
Section 4.1 more than once in any 12-month period.

SECTION 5.  EXPENSES AND INDEMNIFICATION

         5.1 CERTAIN FEES AND COMMISSIONS. Parent shall pay its own general legal and accounting fees and all printing fees in connection with the Registration Statement. Parent shall reimburse the Shareholders up to a total of $10,000 for reasonable legal fees and costs incurred by the Shareholders in connection with the initial preparation and filing of the Registration Statement and up to $2,500 for reasonable legal fees and costs incurred by the Shareholders in connection with any amendment or supplement to the Registration Statement. The Shareholders shall pay any additional fees and costs of their own counsel and all underwriting discounts and commissions of underwriters or brokers incurred in connection with the offering and sale of the Registrable Shares

         5.2 OTHER EXPENSES. Parent shall pay all registration and filing fees attributable to the Registrable Shares and the listing fee payable to the Nasdaq National Market.

         5.3 INDEMNIFICATION. In the event any Registrable Shares are included in a registration statement under Section 1:

                  (a) INDEMNIFICATION BY PARENT. To the extent permitted by law, Parent will indemnify and hold harmless each Shareholder, such Shareholder's heirs, affiliates, successors and assigns, any underwriter (as defined in the 1933 Act) for such Shareholder, and each person,


                                       4.

if any, who controls such Shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus (not prohibited by Section 3.3) or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; and Parent will reimburse each such Shareholder, such Shareholder's heirs, affiliates, successors and assigns, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnification and other rights provided for in this Section 5.3(a) for such Shareholder shall not apply (i) to any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus or final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Shareholder or (ii) if the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares which are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Shares to such person because of the failure of such Shareholder to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder, underwriter or controlling person and shall survive the transfer of the Registrable Shares by such Shareholder. This indemnity shall be in addition to all other rights or remedies that Shareholder may have.

                  (b) INDEMNIFICATION BY SHAREHOLDERS. To the extent permitted by law, each Shareholder will severally (but not jointly and pro rata with the other Shareholders) indemnify and hold harmless Parent, its successors and assigns, its officers and directors, any underwriter (as defined in the 1933
Act) with respect to the Registrable Shares, and each person, if any, who controls Parent or any such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; PROVIDED THAT such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in such registration by such Shareholder, or (ii) the failure of such Shareholder


                                       5.

with respect to the Registrable Shares held by such Shareholder at or prior to the written confirmation of the sale of the Registrable Shares held by such Shareholder to send or arrange delivery of a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) to the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares which is the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented); PROVIDED, HOWEVER, that such Shareholder shall not be liable for any reimbursement or indemnification hereunder in excess of the gross proceeds (less underwriting discounts and commissions) received by such Shareholder in the offering. Each Shareholder will reimburse Parent and each such officer or director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such officer, director, underwriter or controlling person and shall survive the transfer of the Registrable Shares by such Shareholder.

         5.4 INDEMNIFICATION PROCEDURES. Promptly after receipt by a person who may be entitled to indemnification under Section 5 (an "indemnified party") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under Section 5, such indemnified party will, if a claim in respect thereof is to be made against any person who must provide indemnification under Section 5 (an "indemnifying party"), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if
(i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in Section 5.3(a) or Section 5.3(b) shall be available to any party who shall fail to give notice as provided in this Section 5.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice.


                                       6.

SECTION 6.  OTHER PROVISIONS

         6.1 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         6.2 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered (by hand) or (b) the first business day after sent by registered mail, by courier or express delivery service or by facsimile, in any case to the address or facsimile telephone number set forth in Section 5.6 of the Merger Agreement (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto.

         6.3 HEADINGS. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         6.4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         6.5      GOVERNING LAW.

                  (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of San Francisco, State of California. Each party to this Agreement:

                           (i)      expressly and irrevocably consents and
submits to the jurisdiction of each state and federal court located in the County of San Francisco, State of California (and each appellate court located in the County of San Francisco, State of California) in connection with any such legal proceeding;

                           (ii)     agrees that each state and federal court
located in the County of San Francisco, State of California shall be deemed to be a convenient forum; and

                           (iii)    agrees not to assert (by way of motion, as a
defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Francisco, State of California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum,


                                       7.

that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         6.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Shareholder may assign such Shareholder's rights under this Agreement without the express prior written consent of Parent, PROVIDED, HOWEVER, that (i) upon the death of a Shareholder, such Shareholder's rights under this Agreement shall be transferred to the person(s) who receive such Registrable Shares under the laws of descent and distribution, (ii) a Shareholder may assign such Shareholder's rights under this Agreement to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which the Shareholder transfers Registrable Shares or in connection with an estate planning transaction and (iii) such Shareholder may transfer its rights under this Agreement to any transferee of 10,000 or more of the Registrable Shares (subject to appropriate adjustment based on stock dividends, stock splits and other similar transactions after the date hereof) who agrees in writing to be bound by the terms of this Agreement to the same extent as if such transferee were a Shareholder hereunder and subject to such Shareholder's prior delivery to Parent of an opinion of counsel in form reasonably satisfactory to the Parent to the effect that the transfer of Registrable Shares was made in compliance with all applicable federal and state securities laws. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of the Shareholders; Parent; and the respective successors and assigns, if any, of the foregoing.

         6.7      WAIVER.

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         6.8 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         6.9 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is


                                       8.

determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         6.10 PARTIES IN INTEREST. Except for the provisions of Section 5, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective affiliates, successors and assigns, if any, and other persons described herein.

         6.11 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         6.12     CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                           [Signature page to follow]


                                       9.

         This Registration Rights Agreement has been executed and delivered as of the date first stated above.

                             SBE, INC.



                             By: /s/ Timothy J. Repp
                                 ----------------------------------------------

                             Name: Timothy J. Repp

                             Title: Chief Financial Officer and Vice President,
                                    Finance



                             SHAREHOLDERS OF LAN MEDIA CORPORATION


                             /s/ Ronald C. Crane
                             --------------------------------------------------
                             Ronald C. Crane

                                                     *
                             --------------------------------------------------
                             David Boggs

                                                     *
                             --------------------------------------------------
                             William S. Gunn

                                                     *
                             --------------------------------------------------
                             David E. DuPuy

                                                     *
                             --------------------------------------------------
                             John Marman


                                                     *
                             --------------------------------------------------
                             Robert Rolla


                             /s/ Ronald C. Crane
                             --------------------------------------------------
                             *Ronald C. Crane
                             Attorney-in-Fact


                                      10.

                                    EXHIBIT A



                                  SHAREHOLDERS


                                     Ronald C. Crane

                                     David Boggs

                                     William S. Gunn

                                     David E. DuPuy

                                     John Marman

                                     Robert Rolla


                                      11.